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                                                                      EXHIBIT 23

                   Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the incorporation of our report, dated January 30, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-76922, 2-96982, 33-17136, 33-27227, 33-34952, 33-15515, 33-48832, 33-48840, 33-58746, 33-61038,
33-78424,33-58887, 33-58231, 33-64753, 333-38251, 333-45679, 333-79411 and 333-
33644.

                                          /s/ Arthur Andersen LLP

New York, New York
March 28, 2001